    As filed with the Securities and Exchange Commission on November 9, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         WORLDGATE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                  23-2866697
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)


     3190 TREMONT AVE.
         TREVOSE, PA                                   19053
(Address of Principal Executive Offices)             (Zip Code)



                         WORLDGATE COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Randall J. Gort
                  Vice President, General Counsel and Secretary
                         WorldGate Communications, Inc.
                                3190 Tremont Ave.
                                Trevose, PA 19053
                     (Name and address of agent for service)


                                 (215) 354-5100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


    Title of Securities to         Amount to be Registered     Proposed Maximum Aggregate     Amount of Registration
        be Registered                      (1)(2)                  Offering Price (2)                Fee (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $0.01     9,162 at $41.00 per share              $375,642
          Per Share

                                 372,298 at $22.88 per share           $8,518,178

                                 37,847 at $41.13 per share            $1,556,647

                                 123,351 at $29.88 per share           $3,685,728

                                 12,700 at $34.50 per share              $438,150

                                 104,695 at $20.19 per share           $2,113,792

                                 196,000 at $23.57 per share           $4,619,720

                                 343,990 at $21.57 per share           $7,419,864

                                168,494 at $28.375 per share           $4,781,017

                                 26,567 at $19.75 per share              $524,698

                                 57,272 at $25.00 per share            $1,431,800

                                 9,554 at $18.125 per share              $173,166

                                 138,070 at $17.06 per share           $2,355,474

TOTAL:                                    1,600,000                   $37,993,876                  $10,030.00



         (1) The WorldGate Communications, Inc. 1996 Stock Option Plan covers a total of 3,200,000 shares. The Registrant has previously registered an aggregate of 1,600,000 of such shares. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactio ns.

         (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares the price is based on the average of the highest and lowest prices for the Common Stock as reported on the NASDAQ National Market System on November 7, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This information is not required to be filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by WorldGate Communications, Inc. ("WorldGate") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration
Statement:

         (a) Registration Statement on Form S-8 (Commission File No. 333-78943), filed by WorldGate on May 20, 1999 (the "S-8 Registration Statement"), registering 1,600,000 shares of WorldGate's Common Stock, par value $.01 per share, for issuance pursuant to the WorldGate Communications, Inc. 1996 Stock Option Plan (the "Stock Option Plan"). The additional shares being registered on this Registration Statement for issuance pursuant to the Stock Option Plan are of the same class as those registered on the S-8 Registration Statement;

         (b) Annual Report on Form 10-K for the year ended December 31, 1999, filed by WorldGate on March 30, 2000;

         (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed by WorldGate on May 15, 2000;

         (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed by WorldGate on August 11, 2000;

         (e) Report on Form 8-K, filed by WorldGate on July 26, 2000; and

         (f) The description of WorldGate's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A dated April 12, 1999, including any amendments or reports filed for the purpose of updating such description; and

         All reports and other documents filed by WorldGate pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement and the S-8 Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8.           EXHIBITS.

         The following is a list of exhibits filed as part of the Registration
Statement:

5        Opinion of Drinker Biddle & Reath LLP.

23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2     Consent of Drinker Biddle & Reath LLP (included in Exhibit No. 5).

24       Power of Attorney (included on signature page of the Registration
         Statement).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on November 9, 2000.

                            WorldGate Communications, Inc.

                            By:       /s/ Hal M. Krisbergh
                                     ----------------------------
                                     Hal M. Krisbergh
                                     Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hal M. Krisbergh and Randall J. Gort, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 10, 2000, by the following persons in the capacities indicated.


              Signature                            Title                              Date
              ---------                            -----                              ----

/s/  Hal M. Krisbergh                   Chief Executive Officer                     November 9, 2000
----------------------------            (Principal Executive Officer)
Hal M. Krisbergh

/s/  James V. Agnello                   Chief Financial Officer                     November 9, 2000
----------------------------            (Principal Financial Officer)
James V. Agnello

/s/  David E. Wachob                    Director                                    November 9, 2000
----------------------------
David E. Wachob

                                        Director                                    November 9, 2000
----------------------------
Thomas G. Baxter

                                        Director                                    November 9, 2000
----------------------------
Alan Gerry

/s/  Marcia J. Hooper                   Director                                    November 9, 2000
----------------------------
Marcia J. Hooper

/s/  Clarence L. Irving, Jr.            Director                                    November 9, 2000
----------------------------
Clarence L. Irving, Jr.

/s/  Ronald A. Walter                   Director                                    November 9, 2000
----------------------------
Ronald A. Walter


                                  EXHIBIT INDEX

 Exhibit
 Number                         Name of Document
--------------------------------------------------------------------------------

    5     Opinion of Drinker Biddle & Reath LLP.

    23.1  Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.2  Consent of Drinker Biddle & Reath LLP (included in Exhibit No. 5).

    24 Power of Attorney (included on signature page of the Registration Statement).